Exhibit 10.156

AXYS 468 LITTLEFIELD LLC

OPERATING AGREEMENT

This Operating Agreement ("this Agreement") is made as of May 4, 2001 by and between Axys Pharmaceuticals, Inc., a Delaware corporation ("API") and Axys 468 Littlefield LLC, a California limited liability company (the "Company"), with respect to the operation of the Company. Capitalized terms used in this Agreement not otherwise defined herein have the meanings given to them in Section 6.

The parties hereby agree as follows:

  Formation Of Company.

    Formation. On May 4, 2001, the Company was organized as a California limited liability company under and pursuant to the California Act by the filing of the Articles with the Secretary of State of the State of California.

    Principal Place Of Business. The principal place of business of the Company will be 180 Kimball Way, South San Francisco, California. The Company may locate its other places of business at any other place or places as the Manager may from time to time deem advisable.

    Term. The term of the Company commenced on May 4, 2001 upon the filing of the Articles with the Secretary of State of the State of California and shall be of continuing duration, unless the Company is dissolved in accordance with the provisions of this Agreement or the California Act.

    Company Purposes. The purpose of the Company shall be to (i) invest in, develop, manage, and operate the real property commonly known as 468 Littlefield Avenue, South San Francisco, California (the "Property"), directly or through ownership interests in other entities; and (ii) engage in any other lawful acts or activities for which limited liability companies may be organized under the laws of the State of California.

    Tax Classification. For U.S. federal and state tax purposes only, it is intended that the Company's existence as a separate entity from its sole Member, API, be disregarded pursuant to Code Section 7701 and the Treasury Regulations promulgated thereunder and applicable state tax law (the "check-the- box regulations"). Accordingly, the Manager will cause the Company to file such elections and informational returns and perform such actions as may be required under the check-the-box regulations.

  If at some future date the Member deems it advisable for additional Persons to become Members of the Company, the Company and the Member will cause this Agreement (including this Section 1.5) to be amended pursuant to Section 7.3.

  Manager And Officers.

    Authority Of Manager. Except with respect to the matters as to which the approval of the Member is expressly required hereunder, the Manager will have full and exclusive authority to manage the business and affairs of the Company and to perform all acts as may be necessary or appropriate for the conduct of the Company's business. Unless authorized to do so by this Agreement or by the Manager, no Member, agent or employee of the Company will have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

    Tenure, Election And Qualifications Of Manager. There will be one (1) Manager. The initial Manager will be API. The Manager will hold office until the earliest of (1) the election and qualification of its successor; and (2) its dissolution, resignation or removal.

    Resignation. The Manager may resign at any time by giving written notice to the Member. The resignation of a Manager will take effect upon receipt of notice thereof or at such later time as will be specified in such notice; unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

    Removal. The Manager may be removed at any time, with or without cause, by the Member.

    Vacancies. Any vacancy occurring in the office of Manager will be filled by the affirmative vote of the Member.

    Appointment Of Officers. The Manager may appoint officers of the Company, including, but not limited to: (a) a president; (b) one or more vice presidents; (c) a secretary and (d) a chief financial officer. The Manager may delegate a portion of the day-to-day management responsibilities to any such officers, and such officers will have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company as authorized by the Manager in any job description created by the Manager.

    Salaries. The Manager shall receive no salary or other compensation from the Company unless approved by the Member; provided, however, the foregoing shall not prevent any employee of or consultant to the Company from receiving salary or other compensation from the Company with respect to his, her or its services as an employee or consultant.

    Other Compensation. Each Member agrees and acknowledges that the Company shall pay to Manager as an operating expense of the Property a construction management fee of $360,000 for construction of improvements on the Property, which fee shall be paid to Manager in equal monthly installments during the term of the construction loan from Cupertino National Bank & Trust.

  Member Approval Of Certain Matters.

  The Company will not take any of the following actions without the written approval of the Member:

    Any action for which Member approval is required under the California Act;

    Any action expressly described elsewhere in this Agreement as requiring Member approval; and

    Any transaction or series of related transactions outside the normal course of business:

      that results in the sale of substantially all of the assets of the Company; or

      in which new equity securities of, or equity securities in, the Company are issued.

    Capital Contributions. The Member will contribute the property set forth in Schedule A hereto as its Capital Contribution.

  Records And Reports.

    Records And Reports. At the expense of the Company, the Manager will maintain in the principal office of the Company records and accounts of all operations and expenditures of the Company for a period of five (5) years from the end of the Fiscal Year during which the last entry was made on such record. At a minimum the Company will keep the following records:

      A current list of the full name and last known business address of the Manager and the Member;

      A copy of the Articles, together with executed copies of any written powers of attorney pursuant to which this Agreement and any certificate and all amendments thereto have been executed;

      Copies of the Company's federal, foreign, state and local income tax returns and reports, if any, for the three (3) most recent years;

      Copies of this Agreement and all amendments thereto;

      True and full information regarding the status of the business and financial condition of the Company, including financial statements of the Company for the three (3) most recent years; and

      True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by the Member and that the Member has agreed to contribute in the future, and the date on which such Person became a Member.

    Member Access To Records. Upon written request of the Member, setting forth the purpose for such request, the Member will have the right, during ordinary business hours, to inspect and copy such Company documents at the Member's expense1.

    Returns And Other Elections. The Manager will cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, will be furnished to the Member within a reasonable time after the end of the Company's Fiscal Year. All elections permitted to be made by the Company under federal or state laws will be made by the Manager in his, her or its discretion.

    Accounting Principles. The books and records of the Company will be determined in accordance with generally accepted accounting principles consistently applied under the accrual method of accounting.

  Dissolution.

    Dissolution Events. The Company will be dissolved upon the occurrence of any of the following events (each, a "Dissolution Event"):

      the affirmative vote of the Member;

      the entry of a decree of judicial dissolution under the California Act; or

      the withdrawal, bankruptcy or dissolution of the Member.

    Winding Up. The Company will cease to carry on its business, except insofar as may be necessary for the winding up of its business, upon the occurrence of a Dissolution Event, but its separate limited liability company existence will continue until a Certificate of Dissolution has been filed with the Secretary of State of the State of California or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

    Liquidation. In settling accounts in dissolution, the assets of the Company will be applied in the following order:

      to creditors, in the order of priority as provided by law, and the balance to the Member.

    Dissolution.

      When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Member, a Certificate of Dissolution will be executed in such form as is prescribed by the Secretary of State of the State of California and same is filed therewith.

      Upon the acceptance of the Certificate of Dissolution, the existence of the Company will cease, except for the purpose of suits, other proceedings and appropriate action as provided in the California Act. The Manager will thereafter be a trustee for the Member and creditors of the Company and as such will have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

  Definitions.

  The following terms used in this Agreement have the following meanings unless otherwise expressly provided elsewhere in this Agreement:

    "Agreement" mean this Agreement.

    "Articles" means the Company's Articles of Organization, as the same exists or may hereafter be amended.

    "California Act" means the California Beverly-Killea Limited Liability Company Act, as the same exists or may hereafter be amended.

    "Capital Contribution" means any contribution to the capital of the Company in cash or property by the Member.

    "Code" means the Internal Revenue Code of 1986, as the same exists or may hereafter be amended.

    "Company" means AXYS 468 Littlefield LLC, a California limited liability company.

    "Dissolution Event" means any of the events specified in Section 6.1.

    "Fiscal Year" means the Company's fiscal year. The Company's fiscal year will be the same fiscal year as that of the Member.

    "Manager" means the Person elected by the Member pursuant to this Agreement and the California Act and shall initially mean API.

    "Member" means, as of a given time, each person that is a member of the Company at such time and shall initially mean API.

    "Person" means any individual or partnership, limited liability company, corporation, joint venture, trust, or other business association or entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such individual or entity where the context so permits.

    "Treasury Regulations" means the Income Tax Regulations, including any temporary regulations, promulgated under the Code, as the same exists or may be amended from time to time.

  General Provisions.

    Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the intended recipient's address as it appears in the Company's records. Except as otherwise provided herein, any such notice will be deemed to be given three (3) business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as set forth above.

    Governing Law. This Agreement, and the application and interpretation hereof, will be governed exclusively by the California Act.

    Amendments. Any amendment to this Agreement will not be effective unless signed by the Member.

    Execution Of Additional Instruments. The Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

    Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement will not prevent a subsequent act from being a violation of this Agreement.

    Rights And Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party will not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

    Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof will not be affected and will be enforceable to the fullest extent permitted by law.

    Heirs, Successors And Assigns. Each and all of the covenants, terms, provisions and agreements herein contained will be binding upon and inure to the benefit of the parties and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

    Creditors. None of the provisions of this Agreement will be for the benefit of or enforceable by any creditor of the Company.

    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

    Attorneys' Fees. In the event any dispute among the parties results in litigation, the prevailing party or parties in such dispute will be entitled to recover from the losing party or parties all fees, costs and expenses of enforcing any right or rights of the prevailing party or parties under this Agreement including, without limitation, reasonable fees of attorneys and accountants.

The parties hereto have executed this Agreement as of the date first above written.
Axys Pharmaceuticals Inc., a Delaware corporation By: /s/ Douglas Altschuler Name: Douglas Altschuler Title: Vice President and General Counsel

Axys 468 Littlefield LLC, a California limited liability company

By: Axys Pharmaceuticals, Inc., a Delaware corporation

Its: Manager

By: /s/ Douglas Altschuler

Name: Douglas Altschuler

Title: Vice President and General Counsel

Schedule A

CAPITAL CONTRIBUTION
Name of Member	Capital Contribution
Axys Pharmaceuticals, Inc. 180 Kimball Way South San Francisco, CA 94080	Assignment of Ground Lease dated October 30, 1998, the Property, and transfer of all improvements located thereon.